Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-220298, 333-231490, 333-238498, 333-256321, 333-265049 and 333-271992 on Form S-8 of our reports dated February 22, 2024, relating to the financial statements of Ferrari N.V. and the effectiveness of Ferrari N.V.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE S.p.A

Bologna, Italy
February 22, 2024